Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS

BMC Communications/ Trout Group

Brad Miles, ext. 17 (for media inquiries)

Jonathan Fassberg,  ext. 16 (for investor inquiries)

Phone:  212.477.9007

Enchira Biotechnology Corporation

Paul G. Brown, III

Chief Financial Officer

Phone:  281.364.6140

FOR IMMEDIATE RELEASE

 ARBITRATOR ISSUES FINAL RULING IN MAXYGEN CONTRACT DISPUTE

ENCHIRA FREE TO APPLY ITS DRUG CANDIDATE OPTIMIZATION PLATFORM™ TECHNOLOGY TO CANCER

The Woodlands, TX -- November 5, 2001 – Enchira Biotechnology Corporation (NASDAQ: ENBC) announced today that it has received a final ruling in its arbitration with Maxygen (NASDAQ: MAXY), a ruling that frees the company to pursue its plan to create new therapeutic proteins for the treatment and prevention of cancer.

"Maxygen claimed that it owned extremely broad rights to high throughput recombination and screening technology, which they characterized as 'their gene shuffling technology.'  The arbitrator disagreed on this broad interpretation.  This ruling is good news for cancer therapy and good news for Enchira," said Dr. Peter Policastro, Enchira's President and CEO.  "Although the ruling enjoins us from using our older RACHITT technology, that technology is obsolete as far as we're concerned.  We are free to use newer technologies, which are much better, and free to use the widely available High Throughput Screening (HTS) technologies that Maxygen attempted to prevent us from using.

 Enchira's RACHITT technology was the basis of the contract dispute with Maxygen after a fruitless collaboration in 1997.  Maxygen claimed that it held broad rights to high throughput recombination and screening technology and sought to keep Enchira out of the directed evolution field.  The arbitrator ruled that RACHITT is similar to Maxygen technology  (despite favorable US PTO office actions indicating the uniqueness of the technology) and that per the Companies' contract Maxygen owns the RACHITT technology.  The ruling enjoins Enchira from using the technology, an unusual decision that leaves RACHITT open for use by all researchers and biotech companies except Enchira.  No damages were awarded to Maxygen.  Enchira will terminate its license agreement for RACHITT with Genencor International, Inc and return their $550,000 licensing fee.  Regarding the RACHITT patent applications, Dr. Policastro commented, "The arbitrator has put us in the unusual position of an inventor that cannot use or charge royalties for his invention.  If that proves to be the case, we will not put any roadblocks in the way of other researchers who want to try it".

"We think the decision is unusual and its effect on the Company is very limited," said Dr. Policastro.  "Enchira did not lose any senior management or scientists.  The team remains intact and we've developed new recombination and screening technologies.  Based on our latest results, we feel that these technologies are superior to RACHITT and superior to other recombination and screening technologies. These methods, along with other technologies we have developed and licensed, form the basis of our Drug Candidate Optimization Platform technology, which we feel gives us an excellent opportunity to create new, high value drug leads".

Enchira Biotechnology Corporation is applying its proprietary Drug Candidate Optimization Platform to create new therapeutic proteins.  The Company is focusing its efforts on protein kinases, which are involved in various cellular processes.  Irregularities of these proteins have been implicated in many human diseases, including cancer and other proliferative disorders.  Of particular interest are certain protein tyrosine kinases (PTKs) and related receptor tyrosine kinases (RTKs) that regulate cell growth and proliferation and have been implicated in the most malignant forms of cancer.  Enchira is collaborating with researchers at the University of Texas M. D. Anderson Cancer Center and other institutions to create molecules that interfere with RTK activity.  The Company has a number of molecules in its development pipeline.  Additional information is available at the Company's website:  www.enchira.com.

This document contains forward-looking statements relating to the Company's ability to commercialize its technology and develop new drugs that are subject to certain risks, uncertainties and assumptions, including but not limited to, the ability to raise additional funds on acceptable terms, the technical uncertainty and risks associated with commercialization of the Company's technology, the market acceptance of the Company's technology, the Company's dependence on collaboration partners, competition, and the ability to enforce and defend the Company's patents and proprietary technologies.  Should one or more of such risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated in such forward-looking statements.  For a discussion of such risks and assumptions, see "Risk Factors" included in the Company's SEC filings.

SOURCE:  Enchira Biotechnology Corporation

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